U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2011

ONCOLOGIX TECH, INC.
(Name of Small Business Issuer as Specified in Its Charter)

Nevada                                                                                                                             0-15482                                                                                                                            86-1006416
(State or other jurisdiction of                                                                                       (Commission File Number)                                                                                                     (I.R.S. Employer
incorporation or organization)                                                                                                                                                                                                                                         Identification No.)

P.O. Box 8832
Grand Rapids, MI  49518-8832
(Address of principal executive offices)

(616) 977-9933
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

General

On February 4, 2011, we, Oncologix Tech, Inc., entered into a Pre-Incorporation Agreement with Mr. Melvin Brown, of Gilbert, Arizona, providing for our joint entry into a new business enterprise. The Pre-Incorporation Agreement is subject to the condition that we provide a minimum of $150,000 in cash to fund the new enterprise not later than May 30, 2011. These funds are not now available and we will seek to obtain them from investors. There are presently no agreements providing for such investments and no assurance that they can be obtained. Even if the funds are obtained, however, there is no assurance of any success in the conduct of the new enterprise. In addition to the receipt of funds of $150,000, the Pre-Incorporation Agreement is subject to a series of agreements with Mr. Brown, described below.

The new enterprise is to be conducted by a newly formed Nevada corporation, called WatchMe Profile Media Services, Inc. (“WatchMe”). Initially, and unless and until new investments are made, we will own 60% and Mr. Brown 40% of the outstanding capital stock.  Upon the formation of WatchMe, we and Mr. Brown will enter into the Employment Agreement, Shareholders' Agreement and License Agreement that are described below.

Our entry into this Agreement and the business operations to be pursued pursuant thereto are not expected to affect our plans with respect to future participation in the medical radiation business, as previously reported in our filings under the Securities Exchange Act of 1934.

Description of Business

The business of WatchMe will be to provide automated video interviewing services to employers, recruiters, and job seekers. By using these services, customers will be able to purchase digitally transmitted delivered and encapsulated videos showing their responses to pre-recorded questions that are prepared on the basis of industry experience in recruiting employees. The videos can be used by job seekers in their own self-promotion at the networking level as well as uploading to WatchMe’s own website or other popular sites such as YouTube, Facebook, MySpace, and LinkedIn. Videos produced by WatchMe will be formatted for use in iTunes, iPods, iPhones, iPads, and can be featured on private websites. Both business employers and recruiters will be able to store videos for future reference.

The benefit to job seekers is expected to result from their ability to promote themselves to employers through the use of videos. An additional benefit to job seekers may be provided by being afforded the knowledge of Mr. Brown’s personal self-promotion techniques with the use of videos. Employers are expected to benefit by eliminating the time and expense that would otherwise be required for initial interviews with job applicants and by the ability to store videos for future reference.

Video recordings are expected to be made at the offices of WatchMe using video cameras and other equipment of the Company. It is also contemplated that WatchMe will acquire and place recording kiosks at convenient shopping malls and office locations.

The process for recording and transmitting the interviews is based on computer software being developed by Mr. Brown and licensed to WatchMe pursuant to the License Agreement that is described below. It is anticipated that the development will be completed within six months after the availability of funds but, as with most new technology, there is no assurance that development will be completed within any particular period of time or that development will ever be successful.

Mr. Brown, as the President and Chief Executive Officer of WatchMe, will direct its business operations subject to the direction of its Board of Directors. The Board of Directors will consist of three members: Mr. Brown, Mr. Anthony Silverman, the Chief Executive Officer and a Director of Oncologix Tech, Inc., and a third member to be selected by agreement between Mr. Brown and Mr. Silverman.

WatchMe is expected to have two employees in addition to Mr. Brown to perform basic customer services, light data entry, and the handling credit card transactions, if necessary.

No business premises have yet been leased for the WatchMe operations but no difficulty is anticipated in doing so as and when development is completed and operations are ready to begin.

The descriptions of those documents and the Agreements described below is a summary only and qualified by and subject to the actual terms and conditions of the Pre-Incorporation Agreement, as well as the License Agreement, Employment Agreement and Shareholder’s Agreement which are exhibits thereto, attached hereto as an Exhibit and incorporated by reference herein.

Financial Plan

Upon the investment of a minimum of $150,000 by Oncologix Tech, Inc., WatchMe will commence to complete the development of its video process, acquire capital equipment and pay operating expenses until positive cash flow is achieved from normal business operations. Completion of the video process development and equipment acquisition are expected to take approximately six months and to require an expenditure of approximately 70,000. Remaining funds are expected to cover operating expenses for approximately six months thereafter, under the assumption that there will be no revenue during that period. Operating expenses of approximately $13,000 per month are expected to include payment of Mr. Brown's salary at the rate of $72,000 per annum, salaries of other employees, premises rent, marketing and sales promotion. There is a risk that the cost of development will exceed Management's estimates and/or that it will take longer to complete than estimated and/or that positive cash flow will be attained before cash is exhausted. There is no assurance that additional financing will be available or, if it is, that the terms thereof will be advantageous to WatchMe.

Customer payments for video tape and use of video facilities are expected to be made in cash or by credit card. Thus, no need is foreseen for carrying accounts receivable.

Description of Agreements

Pre-Incorporation Agreement

Under the Pre-Incorporation Agreement, the Company will file Articles of Incorporation for WatchMe with the Nevada Secretary of State upon the Company's investment in WatchMe of not less than $150,000.  Mr. Brown will serve as WatchMe’s President and Chief Executive Officer and Michael Kramarz will serve as the Vice-President-Finance and Secretary, offices he now holds with Oncologix Tech, Inc.  Mr. Brown and our President, Anthony Silverman, will be two of WatchMe’s directors, with a third member of the Board of Directors to be agreed upon by Messrs. Brown and Silverman.  Oncologix Tech, Inc. will own 60% of the capital stock in exchange for $150,000 and payment of all incorporation fees and expenses while Mr. Brown will own 40% of the outstanding capital stock in exchange for his conveyance of WatchMe’s business concepts and the entry into the License Agreement and the Employment Agreement described below.

License Agreement

Under the License Agreement, Melvin Brown will grant WatchMe an exclusive license with respect to certain ideas, systems, software, formulae and processes pertaining to the creation, development, implementation, and manufacture of automated interviewing systems. Although Mr. Brown has advised us that he believes patent and copyright protection may be available, no applications for such protection have yet been made. The initial term of the License is five years with five one year options to extend the term. There is no provision for any extension beyond that time. It will be royalty free unless the Company terminates Mr. Brown for reasons other than cause, in which case the Company shall be obligated to pay Mr. Brown a royalty equal to 5% of WatchMe’s gross revenues during the term of the License Agreement. Mr. Brown will retain his right to use the licensed product for the preparation and publishing of a book, in whatever form or medium, and in return he shall be obligated to pay us a royalty equal to 20% of his gross revenues from such book.

Employment Agreement

WatchMe will employ Mr. Brown as its President and Chief Executive Officer for a term of five years, with automatic one year extensions unless either party shall have terminated the agreement.  Mr. Brown will also serve as a director of WatchMe.  He will be paid a salary of $72,000, and will be entitled to participate in all other compensation and employee benefit plans or programs for which salaried employees of the Company generally are eligible under any plan or program established by WatchMe.  Mr. Brown will also be entitled to an annual bonus equal to double his then salary if WatchMe achieves the target performance goals established by its Board of Directors.  He will also be issued an aggregate 3,000,000 shares of Oncologix common stock, at the rate of 1,000,000 shares if and the earnings of WatchMe exceed cumulative earnings of $83,334, $166,667, and $416,667.  That is, 1,000,000 shares are to be issued if and as each cumulative amount has been reached.

Shareholder’s Agreement

It is a condition to the Pre-Incorporation Agreement that the Company and Mr. Brown will enter into a Shareholders’ Agreement providing that neither the Company nor Mr. Brown will be able to sell or transfer their shares in WatchMe to another person unless they receive a bona fide written monetary offer from a third party to acquire all of their WatchMe shares and WatchMe and the other non-selling shareholder elects not to acquire such shares.  Under the Shareholder’s Agreement, the Company will be required to purchase Mr. Brown’s shares in event of his death or disability at an agreed upon purchase price.

Background of Melvin Brown

Mr. Brown, whose age is 43, has been a musician, entertainer and author since May, 1993. He studied Human Resources, Accounting and Business Administration at a four year private college.

He believes that he was the first musician ever to use a multimedia CD-ROM as a business card and that his experience in using video to promote himself as an entertainer and his formal education will benefit the business and customers of WatchMe.

Means of Financing

Funds for our investment in WatchMe are expected to be obtained through the private sale to Accredited Investors of newly issued shares of our capital stock. Our Management does not believe that there are enough authorized but unissued shares of our common stock for this purpose. Accordingly, it is contemplated that our Board of Directors will authorize a new class of preferred stock, convertible into shares of common stock when a sufficient number of shares are available. We plan to seek shareholder approval of an increase in the number of authorized shares of common stock, or a so-called "reverse split" (combination) of outstanding shares that would result in more shares becoming available for sale and issuance.  Any conversion rights will be subject to that authorization, which will require an amendment to our Articles of Incorporation. The rights and preferences to be afforded the holders of the new class of preferred stock have not yet been determined but may include a dividend and liquidation preference.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit                           Title

99.1                                Pre-Incorporation Agreement

Forward Looking Statements

This Current Report contains forward-looking statements as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These statements relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Such statements are based on currently available financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements are predictions and not guarantees of future performance or events. The forward-looking statements are based on current industry, financial and economic information, which we have assessed but which by its nature, is dynamic and subject to rapid and possibly abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. We hereby qualify all our forward-looking statements by these cautionary statements. We undertake no obligation to amend this report or revise publicly these forward looking statements (other than pursuant to reporting obligations imposed on registrants pursuant to the Securities Exchange Act of 1934) to reflect subsequent events or circumstances.

These forward-looking statements speak only as of their dates and should not be unduly relied upon. We undertake no obligation to amend this report or revise publicly these forward-looking statements (other than pursuant to reporting obligations imposed on registrants pursuant to the Securities Exchange Act of 1934) to reflect subsequent events or circumstances, whether as the result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 10, 2011
ONCOLOGIX TECH, INC.

By: /s/ Anthony Silverman
Anthony Silverman, President

By: /s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer